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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  July 17, 1996

                              AMERIGON INCORPORATED
                       (Exact Name of Issuer as Specified
                                 in its Charter)


   California               0-21810              95-431855-4
 (State or Other        (Commission File          (IRS
 Jurisdiction               Number)               Employer
 of Incorporation                             Identification
 Identification or                                Number)
 Organization)


             404 East Huntington Drive, Monrovia, California   91016
                (Address of Principal Executive Offices)    (Zip Code)


                                 (818) 932-1200
                         (Registrant's telephone number,
                              including area code)


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Item 5. - Other Events

     In the exercise of caution, potential investors in the stock of Amerigon Incorporated (the "Company") should be aware of the following cautionary risk factors and consider them carefully in evaluating the Company and its business before purchasing the stock of the Company:

LOSSES SINCE INCEPTION

     The Company has incurred losses since inception and at December 31, 1995, had an accumulated deficit of ($13,187,000), which deficit will continue to increase for the foreseeable future. The expenditures planned by the Company can be expected to adversely affect its profitability and liquidity, since many of such expenditures will be expensed as incurred, while revenues derived from its activities are expected to be limited for the foreseeable future. There can be no assurance that the Company will ever achieve profitable operations.

DEVELOPMENT-STAGE COMPANY

     The Company was formed in April 1991 and is still in the development stage. Accordingly, the Company's operations are subject to all of the risks inherent in the establishment of a new business enterprise, especially one that is dependent on developing new products for the automobile industry, with particular emphasis on the emerging electric vehicle market. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing a new business, including, without limitation, uncertainty as to market acceptance of the Company's products, marketing problems and expenses, and competition. There can be no assurance that the Company will be successful in its proposed business activities.

ELECTRIC VEHICLE STRATEGY UNTESTED

     The Company currently intends to pursue a joint venture in an Asian country to develop, market and/or manufacture electric vehicles. The Company also plans to follow this approach to marketing electric vehicles in other Asian or developing countries. There can be no assurance that the governments of the countries will grant the necessary permits, authority and approvals for any joint venture or similar structure or the safety or other features of electric vehicles, that consumer interest will be sufficient or economic factors affecting consumer demand will be favorable to make such ventures financial feasible, or that

                                    2.

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competition may exist or develop that would materially adversely affect the financial feasibility of such ventures.

ELECTRIC VEHICLE COST OVERRUNS

     The Company announced on June 27, 1996, cost overruns expected on electric vehicle contracts now in process that will result in an adjustment of approximately $1.9 million to the results of operations for the quarter ended June 30, 1996. There can be no assurance that there will not be further overruns due to further delays in the completion of the contracts, further unanticipated costs associated with the project, or unanticipated project design problems.

NEED FOR ADDITIONAL FINANCING

     The Company has incurred losses since its inception in April 1991. The Company anticipates that it will require additional financing before cash flow from operations will be sufficient to sustain ongoing operations. The Company has a bank line of credit to borrow up to $4,000,000 based upon costs incurred and billings made under a major electric vehicle development contract which expires on September 30, 1996; however, there can be no assurance that line of credit can be extended. There also can be no assurance that any required financing will be available on acceptable terms when needed, and in such event, the Company will be materially and adversely affected.

DEPENDENCE ON ACCEPTANCE BY AUTOMOBILE MANUFACTURERS AND CONSUMERS

     The Company's ability to market its products successfully will in large part be dependent upon the willingness of automobile manufacturers to incur the substantial expense involved in the purchase and installation of the Company's products and systems, and ultimately, upon the acceptance of the Company's products by consumers. The Company's potential customers may be reluctant to modify their existing automobile models, where necessary, to incorporate the Company's products. In addition, automobile manufacturers may be reluctant to purchase key components from a small, development-stage company with limited financial and other resources such as the Company. The Company's ability to market its products successfully will be dependent upon its ability to persuade automobile manufacturers that the Company's products are sufficiently unique such that they cannot be obtained elsewhere, of which there can be no assurance. Furthermore, in the event the Company is successful in obtaining a favorable response from automobile manufacturers, the Company may need to license its technology to potential competitors to adequately ensure


                                     3.
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additional sources of supply in light of automobile manufacturers' reluctance to purchase products from a sole source supplier. Acceptance of the Company's components and systems for electric vehicles is dependent upon market acceptance of electric vehicles, of which there can be no assurance. The Company currently has a limited marketing capability, and there can be no assurance that marketing efforts undertaken by the Company will be successful.

TIME LAG FROM PROTOTYPE TO COMMERCIAL SALES

     The sales cycle in the automotive components industry is lengthy and can be as long as six years or more for products that must be designed into a vehicle since some companies take that long to design and develop a car.
Even when selling parts that are neither safety-critical nor highly integrated into the vehicle, there are still many stages that an automotive supply company must go through before achieving commercial sales. The sales cycle is lengthy because an automobile manufacturer must develop a high degree of assurance that the products it buys will meet customer needs, interface as easily as possible with the other parts of a vehicle and with the automobile manufacturer's production and assembly process, and have minimal warranty, safety and service problems. In the case of electric vehicles, another factor affecting the pace of commercialization is the speed of development of the electric vehicle industry itself. Accordingly, electric vehicle products can generally be expected to require longer times for commercialization than products intended for use in conventional gasoline-powered vehicles.

IVS PRODUCT SALES ARE LOW

     Development of the Company's interactive voice system product ("IVS") was completed and commercial sales commenced in December, 1995. As of July 1, 1996 approximately 2,700 of the units have been produced and sold. There can be no assurance that sales of the IVS will continue or increase in the future, as consumer acceptance of the product, and overall market demand, is uncertain at this time.

EARLY STAGE OF PRODUCT DEVELOPMENT; NO ASSURANCE OF ABILITY TO COMMERCIALIZE PROPOSED PRODUCTS

     Except for the IVS, the Company's other products are in various stages of prototype development and will require the expenditure of significant funds for further development and testing in order to commence commercial sales. No assurance can be given that the Company will be successful in resolving all technical problems relating to its products (including electric vehicles), or developing the technology used in its prototypes into commercially viable products.

                                     4.

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Further, there can be no assurance that any of the Company's products, if successfully developed, will be capable of being produced in commercial quantities at reasonable costs or be successfully marketed and distributed.

SETTLEMENT WITH IVS LICENSOR

     The Company has entered into an Agreement with the IVS licensor. Audio Navigation Systems, LLC ("ANSLC"), formerly Audio Navigation Systems, Inc., which resolved prior differences of interpretation of the license agreement. The new agreement provides, among other things, that ANSLC can produce, market and/or license others to make an interactive voice system product that could compete directly with the Company's IVS product. Such competition could have an adverse effect on the Company's current IVS product and on any future versions of it.

LIMITED MANUFACTURING EXPERIENCE

     To date, the Company has been engaged in only limited manufacturing, principally of the IVS in limited quantities, and there can be no assurance that the Company's efforts to establish its manufacturing operations for any of its products (including electric vehicles) will not exceed estimated costs or take longer than expected or that other unanticipated problems will not arise which will materially and adversely affect the Company's business and prospects. The inability to meet demand for the Company's products on a timely basis would materially and adversely affect the Company's reputation and prospects. Automobile manufacturers demand on-time delivery of quality products, and some have required the payment of substantial financial penalties for failure to deliver components to their plants on a timely basis. Such penalties, as well as costs associated with activities that may be undertaken in order to avoid them, such as working overtime and overnight air freighting parts that normally are shipped by other less expensive means of transportation, could have an adverse effect on the Company's business.

PATENTS AND PROPRIETARY RIGHTS

     The Company believes patents and proprietary rights have been and will continue to be important in enabling the Company to compete. There can be no assurance that the Company's or its licensor's will not be challenged or circumvented or will provide the Company with any meaningful competitive advantages or that any pending patent applications will issue. Failure to obtain patents in certain foreign countries may materially and adversely affect the Company's ability to compete effectively in certain international markets.
                                     5.


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     With respect to the Company's current and potential future rights to licensed technology, such licensing agreements generally require the payment of minimum royalties. In the event the Company is unable to pay such royalties or otherwise breaches such licensing agreements, the Company would lose its rights to the technology, which could have a material adverse effect on the Company's business.

     The Company also relies on trade secrets that it seeks to protect, in part, through confidentiality agreements with employees and other parties. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to or independently developed by competitors. The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of proprietary rights. Any such litigation could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel. Additionally, with respect to licensed technology, there can be no assurance that the licensor of the technology will have the resources, financial or otherwise, or desire to defend against any challenges to the rights of such licensor to its patents.

COMPETITION; POSSIBLE TECHNOLOGICAL OBSOLESCENCE

     The automotive component and electric vehicle industries are subject to intense competition. Most of the Company's competitors are substantially larger in size and have substantially greater financial and other resources than the Company. Competition extends to attracting and retaining qualified technical and marketing personnel. There can be no assurance that the Company will successfully differentiate its products from those of its competitors, that the marketplace will consider the Company's current or proposed products to be superior to those of its competitors, or that the Company can succeed in establishing relationships with automobile manufacturers. Additionally, the Company's products may be rendered obsolete by future developments in the industry.

POTENTIAL PRODUCT LIABILITY

     The Company's business will expose it to potential product liability risks which are inherent in the manufacturing, marketing and sale of automotive components. In particular, there may be substantial warranty and liability risks associated with critical safety components of the Company's products. If available, product liability insurance generally is expensive. While the Company has $5 million of product liability coverage with respect to the

                                      6.

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IVS and its electric vehicle prototypes, there can be no assurance that it will be able to obtain or maintain such insurance on acceptable terms with respect to other products the Company may develop or that any insurance obtained will provide adequate protection against potential liabilities. In the event of a successful suit against the Company, a lack or insufficiency of insurance coverage could have a material adverse effect on the Company's business and operations.

DEPENDENCE ON SUPPLIERS

     The Company is dependent on various suppliers for the components of its products. Although the Company believes that there are a number of alternative sources for most of these components, certain components may be obtained from a limited number of suppliers. The loss of any significant supplier, in the absence of a timely and satisfactory alternative arrangement, or an inability to obtain essential components could materially adversely affect the Company. In addition, the Company could be adversely affected by delays in deliveries from suppliers.

RISK OF FOREIGN SALES

     A substantial percentage of the Company's revenues to date have been from sales in foreign countries and accordingly, the Company's business is subject to many of the risks of international operations, including tariff restrictions, foreign currency fluctuations and currency control regulations.

CHARGE TO INCOME IN THE EVENT OF RELEASE OF SHARES FROM ESCROW

     In the event any Escrow Shares are released from Escrow to persons who are officers or other employees of the Company, compensation expense will be recorded for financial reporting purposes. Therefore, in the event the Company attains any of the earnings thresholds or the Company's Common Stock meets certain minimum bid prices required for the release of shares from Escrow, such release will be deemed additional compensation expense of the Company. Accordingly, in the event of the release of the shares from Escrow, the Company will recognize during the periods in which the earnings thresholds are met or are probable of being met or such minimum bid prices attained, what will likely be one or more substantial charges which would have the effect of substantially increasing the Company's loss or reducing or eliminating earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity or reduce its working capital, it may

                                      7.


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have a depressive effect on the market price of the Company's securities.

CONTROL BY EXECUTIVE OFFICER

     As of June 30, 1996, Dr. Lon Bell, President and founder of the Company, beneficially owns 3,494,828 shares of Common Stock (including Escrow Shares and shares held in trust for the benefit of his children, of which Dr. Bell is a co-trustee), representing approximately 49.4% of the Company's outstanding capital stock. As a result, he will be able to elect all of the Company's Directors, and thereby control the affairs of the Company.

NO DIVIDENDS

     The Company has not paid any cash dividends on its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not anticipate paying any cash dividends in the foreseeable future. In addition, the payment of dividends is prohibited under the Company's present line of credit with a bank. It is anticipated that earnings, if any, which may be generated from operations will be used to finance the operations of the Company.

FLUCTUATIONS IN QUARTERLY RESULTS; POSSIBLE VOLATILITY OF STOCK PRICE

     Factors such as announcements by the Company of quarterly variations in its financial results, or unexpected losses, could cause the market price of the Common Stock of the Company to fluctuate significantly. The results of operations in previous quarters have been partially dependent on large grants, orders and development contracts, which may not recur in the future. Should the Company fail to obtain new significant contracts, orders or grants, this would have a material adverse effect on the Company's results of operations and stock price. In addition, the Company's quarterly operating results may fluctuate significantly in the future due to a number of factors, including timing of product introductions by the Company and its competitors' availability and pricing of components from third parties; timing of orders; foreign currency exchange rates; technological change; and economic conditions generally.

     In recent years, the stock markets in general, and the share prices of technology companies in particular, have experienced extreme fluctuations. These broad market and industry fluctuations may adversely affect the market price of the Common Stock. There can be no assurance that the market price of the Common Stock will be higher than the

                                      8.


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price paid by purchasers in this offering.  In addition, failure to meet or exceed analysts' reports may result in significant price and volume fluctuations in the Common Stock.

ANTI-TAKEOVER EFFECTS OF UNISSUED PREFERRED STOCK

     The Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of Preferred Stock.

                             SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 17, 1996          AMERIGON INCORPORATED

                               By    /s/  R. John Hamman, Jr.
                                  ------------------------------------
                               Its   Vice President
                                  ------------------------------------

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